SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2007

WASTE INDUSTRIES USA, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-31050	56-0954929
(Commission File Number)	(IRS Employer ID Number)

3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 325-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2007, Waste Industries USA, Inc. (“Waste Industries”) entered into an agreement and plan of merger with Marlin HoldCo LP, a Delaware limited partnership (“HoldCo”), and its wholly owned subsidiary, Marlin MergeCo Inc., a North Carolina corporation (“MergeCo”). Pursuant to the terms of the merger agreement, MergeCo will merge with and into Waste Industries, and, as a result, Waste Industries will continue as the surviving corporation and a wholly owned subsidiary of HoldCo. HoldCo is owned by an investor group (the “Investor Group”) led by Lonnie C. Poole, Jr., Waste Industries’ founder and Chairman, and Jim W. Perry, Waste Industries’ President and Chief Executive Officer, and financial partners Macquarie Infrastructure Partners and GS Direct, LLC, an affiliate of Goldman, Sachs & Co.

The merger agreement was unanimously approved by the Special Committee of the Board of Directors of Waste Industries that was appointed by the Board of Directors to consider this matter. The merger agreement was also approved by the Board of Directors, with Lonnie C. Poole, Jr. and Jim W. Perry abstaining.

At the effective time of the merger, each outstanding share of common stock of Waste Industries, other than a portion of the shares owned by the Investor Group (as discussed below) and by any shareholders who properly exercise dissenters’ rights under North Carolina law, will be cancelled and converted into the right to receive $38.00 in cash, without interest.

A portion of the shares of common stock owned by Lonnie C. Poole, Jr., Jim W. Perry and certain of their family members and affiliates will not receive the cash merger consideration, but will instead be exchanged for equity ownership in HoldCo.

The merger agreement and the transactions contemplated thereby will be submitted to a vote of Waste Industries’ shareholders. The members of the Investor Group who hold Waste Industries common stock, including Mr. Poole and Mr. Perry and their family members and affiliates, have entered into a support agreement with the other members of the Investor Group in which they have agreed to vote their shares in favor of the merger. The vote of the shares subject to the support agreement is sufficient to approve the merger.

The closing of the merger is conditioned upon the approval of the shareholders of Waste Industries, certain regulatory approvals, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the exercise of dissenters’ rights by holders of not more than 10% of Waste Industries’ common stock and other customary closing conditions. The closing of the merger is not conditioned on the receipt of any financing by the Investor Group. The Investor Group has received a commitment from Wachovia Bank, HSBC Securities (USA) and HSBC Bank for up to $455 million in debt financing to finance the transaction.

Waste Industries has made customary representations, warranties and covenants in the merger agreement, which generally expire at the effective time of the merger. Waste Industries may not solicit other proposals or, subject to exceptions that permit Waste Industries’ Board of Directors (or the Special Committee) to take actions as required by their fiduciary duties to participate in any discussions or negotiations regarding unsolicited alternative business combination transactions.

The merger agreement contains certain termination rights for HoldCo, including if Waste Industries’ Board of Directors (or the Special Committee) changes its recommendation to the shareholders in response to a superior proposal as required by its fiduciary duties under applicable law. The merger agreement also provides that, upon the termination of the merger agreement, under specified circumstances, Waste Industries will be required to reimburse HoldCo for its reasonable merger expenses up to $8,750,000 and that, under specified circumstances, Waste Industries will be required to pay HoldCo a termination fee of $19,027,627. Additionally, under specified circumstances, HoldCo will be required to pay Waste Industries a termination fee of $29,900,556. The members of the Investor Group have severally, but not jointly, agreed to guarantee their proportionate liability of any such amounts payable by HoldCo to Waste Industries pursuant to a limited guarantee.

There is no material relationship between Waste Industries and either HoldCo or MergeCo other than the merger agreement and the current relationships of members of the Investor Group who also are shareholders and officers of Waste Industries.

The merger agreement, support agreement and guarantee have been included in this Report to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about Waste Industries. The representations, warranties and covenants contained in the merger agreement, support agreement and guarantee were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the respective parties to those agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the merger agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the merger agreement, support agreement or guarantee instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the merger agreement, the support agreement or the guarantee and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Waste Industries, HoldCo or MergeCo or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the merger agreement, support agreement or guarantee which subsequent information may or may not be fully reflected in Waste Industries’ public disclosures.

The foregoing summary of the merger agreement, the guarantee and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the merger agreement and the guarantee, each of which is attached as an exhibit to this report and incorporated herein by reference. The foregoing summary of the support agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the support agreement, which is included in Exhibit 99.2 to Waste Industries’ Current Report on Form 8-K filed on October 24, 2007 and incorporated herein by reference.

Important Additional Information Regarding the Merger Will Be Filed with the SEC:

In connection with the proposed merger, Waste Industries will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT WASTE INDUSTRIES AND THE MERGER. Investors and security holders may obtain a free copy of the proxy statement, when available, and other documents filed by Waste Industries with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained, when available, free of charge on Waste Industries’ website at http://www.wasteindustries.com or by directing a request to Waste Industries USA, Inc., 3301 Benson Drive, Suite 600, Raleigh, North Carolina 27609, Attention: Carol Dalton.

Waste Industries and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the shareholders of Waste Industries in connection with the proposed merger. Information about Waste Industries and its directors and executive officers and their ownership of Waste Industries’ common stock is generally set forth in Waste Industries’ proxy statement for its most recent annual meeting of shareholders, which was filed with the SEC on April 30, 2007, in Forms 4 of directors and executive officers filed with the SEC subsequent to that date, and, in the case of directors or executive officers who also are members of the Investor Group, in the Schedule 13D filed with the SEC on November 11, 2007, as amended from time to time. Shareholders and investors may obtain additional information regarding the interests of Waste Industries and its directors and executive officers in the merger, which may be different than those of Waste Industries’ shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 17, 2007, in connection with the approval and execution of the merger agreement described in Item 1.01 above, the Board of Directors of Waste Industries approved an amendment to the 1997 Stock Plan (the “Plan”). The amendment provides that, in the event the merger described in Item 1.01 above is consummated, immediately before the consummation of the merger, each outstanding option to purchase shares of Waste Industries common stock, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment per share of common stock issuable under the option equal to the excess, if any, of (x) the per share merger consideration to be received in the merger over (y) the exercise price of the option. The amendment was necessary because the Plan and the option agreements issued under the Plan did not provide for the treatment of options in a merger in which the consideration to be received was cash. The amendment will be effective only as to consenting optionees. The amendment to the 1997 Stock Plan is attached as an exhibit to this report and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 18, 2007, Waste Industries issued a press release announcing that it had entered into the merger agreement. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

Forward-Looking Statements

This Report and the exhibits furnished herewith contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as Waste Industries “expects,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe Waste Industries’ future plans, objectives or goals are also forward-looking statements. The forward-looking statements are subject to risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the outcome of any legal proceedings that may be instituted against Waste Industries and others following announcement of the merger, the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other material conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals, risks that the proposed transaction disrupts current plans and operations, the effect of the announcement on Waste Industries’ operating results and business generally, downturns in Waste Industries’ business or the state of the corporate credit markets, the ability to recognize the anticipated benefits of the merger, the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger, and the impact of the substantial indebtedness incurred to finance the consummation of the merger. Consider these factors carefully in evaluating the forward-looking statements. The risk factors listed in Waste Industries’ Form 10-K for the year ended December 31, 2006 and subsequently filed Forms 10-Q and 8-K also provide examples of risks, uncertainties and events that could cause actual results to differ materially from those contained in forward-looking statements. The forward-looking statements made herein are only made as of the date of this report and Waste Industries undertakes no obligation to publicly update such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated December 17, 2007 among Marlin HoldCo LP, Marlin MergeCo Inc. and Waste Industries USA, Inc.
2.2
Support Agreement dated October 22, 2007 among Lonnie C. Poole, Jr., Lonnie C. Poole, III, Scott J. Poole, Jim W. Perry, Lonnie C. Poole, III Irrevocable Trust (TailWalker Trust), Lonnie C. Poole, III Irrevocable Trust (TailWalker Non-GST Trust), Lonnie C. Poole, Jr. Grantor Trust Dated May 1, 1995, Macquarie Infrastructure Partners A L.P., Macquarie Infrastructure Partners International L.P., Macquarie Infrastructure Partners Canada, L.P., and GS Direct, LLC (incorporated by reference to Exhibit 99.2 to Waste Industries’ Current Report on Form 8-K filed on October 24, 2007).

2.3	Limited Guarantee dated December 17, 2007 among Waste Industries USA, Inc., Macquarie Infrastructure Partners A L.P., Macquarie Infrastructure Partners International L.P., Macquarie Infrastructure Partners Canada, L.P., GS Direct, LLC, Lonnie C. Poole, Jr., Lonnie C. Poole, III, Scott J. Poole, Jim W. Perry, Lonnie C. Poole, III Irrevocable Trust (TailWalker Trust), Lonnie C. Poole, III Irrevocable Trust (TailWalker Non-GST Trust), Lonnie C. Poole, Jr. Grantor Trust Dated May 1, 1995, Perry 2007 Irrevocable Trust u/a/d December 13, 2007 and Damas II Charitable Remainder Unitrust u/a/d 12/13/07.

10.27	Amendment to Waste Industries USA, Inc. 1997 Stock Plan dated December 17, 2007.

99.1	Press release dated December 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WASTE INDUSTRIES USA, INC.
Date: December 19, 2007
/s/ D. Stephen Grissom
D. Stephen Grissom
Chief Financial Officer